HIMCO Variable Insurance Trust

POWER OF ATTORNEY

April 30, 2014

Paul Braverman	Brion S. Johnson
Mark Osterheld	Vanessa Wilson
Hugh Whelan

do hereby constitute and appoint as their attorney in fact Brenda J. Page to sign on their behalf any and all documents relating to HIMCO Variable Insurance Trust (the “Trust”) to be filed with the U.S. Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “1933 Act”), and the Investment Company Act of 1940, as amended (the “1940 Act”), including, but not limited to, (i) any Registration Statements on Form N-1A, Form N-14 and any other applicable registration statement form under the 1940 Act and/or the 1933 Act, and any and all pre- and post-effective amendments to such registration statements, and to file the same, with all exhibits thereto, (ii) any application, notice or other filings with the SEC, and (iii) any and all other documents and papers in connection thereunder with the SEC deemed necessary or advisable to enable the Trust to comply with the 1933 Act, the 1940 Act, the rules, regulations and requirements of the SEC, and the securities or blue sky laws of any state or other jurisdiction, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite or necessary to be done in connection therewith as fully to all intents and purposes, as I might or could do in person, with full power of substitution and revocation; and I do hereby ratify and confirm that said attorneys-in-fact and agents may lawfully do or cause to be done by virtue of this power of attorney.

IN WITNESS WHEREOF, the undersigned have executed this Power of Attorney to be effective as of the date first written above.

/s/ Paul Braverman	/s/ Brion S. Johnson
Paul Braverman	Brion S. Johnson

/s/ Mark Osterheld	/s/ Vanessa Wilson
Mark Osterheld	Vanessa Wilson

/s/ Hugh Whelan
Hugh Whelan